Exhibit 10.16

CONFIDENTIAL TREATMENT

N T    C O N F I D E N T I A L

DATA LICENSE AGREEMENT

Between

Navigation Technologies Corporation (“NT”)

and

TELEVIGATION, INC. (LICENSEE)

THIS DATA LICENSE AGREEMENT (“Agreement”) is made and entered into between NT and LICENSEE as of the Effective Date:

1.	ARTICLE 1

	1.1	Effective Date:	1 December 2002

	1.2	Expiration Date:	30 November 2003

	1.3	NT Place of Incorporation:	Delaware

	1.4	LICENSEE Place of Incorporation:	Delaware

	1.5	NT Address:	Navigation Technologies Corporation
222 Merchandise Mart Plaza
The Merchandise Mart, Suite 900
Chicago, Illinois 60654
Attn: General Counsel
Phone: [*****]
Fax: [*****]

	1.6	LICENSEE Address:	TELEVIGATION, INC.
265 Santa Ana Court
Sunnyvale, California 94086
Attn: Senior Director of Marketing
Phone: [*****]
Fax: [*****]

[*****]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLES 2-6: DEFINITIONS AND TERMS OF GRANT

2. DEFINITIONS

2.1 “Application” shall mean a product, apparatus, service or system specifically identified in a Territory License for which use of the NAVTECH Data is authorized.

2.2 “Copy” shall mean any reproduction in any form on a single storage media (of a type as may be specified in a Territory License) of all or any portion of the NAVTECH Data.

2.3 “End-User” shall mean any entity or person who receives or uses a Copy of the NAVTECH Data or information contained therein or derived therefrom for personal use in an Application with no right to sublicense the Copy.

2.4 “Intellectual Property Rights” shall mean patent rights, copyrights, database rights, trademarks, service marks, and any and all other statutory and legal rights and protections available under applicable laws for the protection of intellectual property.

2.5 “Licensed Territory” shall mean the geographical area as specified in a Territory License.

2.6 “NT” shall also include its parent companies and subsidiaries, collectively and singly, unless the context clearly requires otherwise.

2.7 “NAVTECH Data” shall mean the geographic data of the Licensed Territory made by or for, and generally released by, NT and limited to the contents specified in a Territory License.

2.8 “Territory License” shall mean each fully executed Schedule that is attached to this Agreement. To the extent that any of the provisions of a Territory License are inconsistent with, or conflict with, any of the provisions of this Agreement, the provisions of such Territory License shall prevail.

3. PARTIES

3.1 Successors and Assigns. The rights and obligations of each party under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party, which consent will not be unreasonably withheld, except that either party may assign this Agreement to a parent, subsidiary, or any entity that acquires substantially all of its stock, assets or business. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.2 No Third Party Beneficiaries. This Agreement is between NT and LICENSEE. No third party beneficiaries are intended.

3.3 Independent Contractors. The relationship of NT and LICENSEE established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (a) give either party the power to direct and control the day-to-day activities of the other, (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (c) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

4. GRANT OF LICENSE

4.1 License. Subject to LICENSEE’s performance of its obligations under this Agreement, NT hereby grants LICENSEE with respect to each Territory License a non-exclusive, non-transferable (except as set forth in Section 3.1 (Successors and Assigns)), non-sublicensable license under NT’s Intellectual Property Rights to use the NAVTECH Data solely as further specified as the “Use Rights” in such Territory License and solely for the term and Licensed Territory and in the Application(s) specified in such Territory License.

4.2 Additional Licenses. Subject to future agreement of the parties, NT may grant future Territory Licenses to LICENSEE covering additional Use Rights, Licensed Territories and Applications. Any such license shall be set forth as an additional Territory License, shall be signed by the appropriate parties, and shall be subject to all of the terms and conditions of this Agreement except to the extent such Territory License expressly indicates otherwise.

4.3 End-User Licenses. Each present and future Territory License shall include an attachment containing end-user terms provided and/or approved by NT that,

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among other things, restrict use of the NAVTECH Data to licensed Applications (“End-User Terms”). LICENSEE shall provide each End-User, with a copy of the End-User Terms in a form and manner of presentation approved in advance in writing by NT, which approval shall not be unreasonably withheld. Without limiting the foregoing, LICENSEE shall ensure that End-Users are made aware of and have a reasonable opportunity to examine and explicitly accept such End-User Terms, by means, among others, such as providing a reference to a website containing such End User Terms prior to obtaining possession of or using the NAVTECH Data. End-Users shall only be entitled to possess and/or use the NAVTECH Data if they accept the End-User Terms. NT reserves the right to amend and/or replace End-User Terms and the form and manner of presentation thereof after providing 90 days advance written notice to LICENSEE. In addition to the foregoing, LICENSEE shall provide each End-User with any and all legally required and otherwise necessary and appropriate training, instruction, warnings, disclaimers, and safety information.

4.4 United States Government End Users. LICENSEE shall, for each United States government End User (or other entity seeking or applying rights similar to those exercised by the United States government), (a) label the media on which each Copy of the NAVTECH Data delivered to each such End User is stored; and (b) embed each electronic Copy delivered to each such End User; with the notices appearing in Addendum 1. LICENSEE must seek permission from NT prior to commencing negotiations to provide additional or alternative rights in the NAVTECH Data to any United States government End Users.

5. FEES & PAYMENT

5.1 License Fees. LICENSEE shall pay NT license fees in the amounts specified in each Territory License. Such license fees are due on the dates set forth in each Territory License.

5.2 Minimum Annual License Fees. LICENSEE shall pay NT the amount of any minimum annual license fees (“Minimum Annual License Fees”) specified in each Territory License. Minimum Annual License Fees are due on the dates specified in each Territory License. Unless otherwise specifically set forth in a Territory License:

5.2(a) the Minimum Annual License Fee for any Territory License shall be applied in each year to license fees due under Section 5.1 for such Territory License for such year;

5.2(b) unused amounts of any Minimum Annual License Fee in any year, if any, are not refundable and cannot be applied to any other year or credited towards license fees due under a different Territory License, or applied to any other monies due NT.

5.3 Fees on Payments. In addition to all fees and charges required to be paid by LICENSEE to NT under this Agreement, LICENSEE shall be responsible for and shall pay any and all fees, currency conversion costs, withholdings, taxes, and other costs or charges on such payments and transfers to NT, exclusive of any income taxes calculated on NT’s net income.

5.4 Date of Payments. LICENSEE shall pay NT any and all fees and other charges required under this Agreement within [*****] days of the applicable due dates as set forth herein.

5.5 Manner of Payment. All payments made by LICENSEE to NT hereunder shall be made by means of good funds or telegraphic transfer of funds in the currency (or officially invoked successor thereof) and to the bank account as NT may from time-to-time direct.

5.6 [*****]

5.7 Payment Default. In the event that LICENSEE is late or otherwise in default with respect to any payment due hereunder, LICENSEE shall pay to NT interest at an annual percentage rate of [*****] (or the maximum rate permitted by law for any period in which the permitted rate is less than [*****]), on the sum due from the due date of the payment until the full payment thereof.

[*****]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.8 License Fee Reports. On or before the [*****] day of each calendar month, LICENSEE shall provide NT with a written license fee report certified by an authorized representative of LICENSEE. The report shall set forth the license fee and other charges due and the basis of calculation thereof as well as such other information NT may reasonably request, including, without limitation: (i) the number of all Copies distributed by LICENSEE since the last such report; (ii) the release date of the version of the NAVTECH Data used to make such Copies; (iii) the [*****]; (iv) the geographic coverage corresponding to each Copy distributed and, for Copies containing NAVTECH Data for only a portion of a country, the number of links (i.e., segments) or kilometers for the roadways represented in the NAVTECH Data for such portion; (v) the [*****] which the Application is or will be installed; (vi) whether each Copy is the initial Copy distributed to the End-User or an updated version thereof; and (vii) other information that is necessary to understand the fee calculation as may be apparent from the applicable Territory License.

5.9 Right to Audit. LICENSEE shall keep and maintain detailed and accurate books and records with regard to license fees and the basis of calculation thereof for a period of [*****] years after the applicable payment of license fees. NT shall have the right, at its own expense, on reasonable notice and not more often than once annually, to inspect and audit LICENSEE’s records and other relevant information for the purpose of verifying the amount of license fees and other charges due and LICENSEE’s compliance with the terms and conditions of this Agreement. Any inspection and audit of business records shall occur within [*****] months following the applicable fee payment and shall be during reasonable business hours at the location where LICENSEE maintains such records. NT shall maintain the confidentiality of such records to the extent required under ARTICLE 16, and shall put the information and records inspected to no other use than the verification of license fees due. If such an audit determines that payments made during any period audited were [*****] the amount actually due, then the reasonable expense of the audit shall be borne by LICENSEE. LICENSEE shall pay NT any amount shown to be due by an audit within 10 days of completion of the audit with interest as specified in Section 5.7 on the amount of the underpayment.

6. TERM & TERMINATION

6.1 Term. Unless terminated as provided herein, the term of this Agreement is from the Effective Date through the Expiration Date and any extension thereof pursuant to Section 6.2. The term of each Territory License shall be as specified therein, but in no event beyond the term of this Agreement or any extension thereof.

6.2 Term Extension. The term of this Agreement shall automatically extend for additional one (1) year periods, unless either party delivers written notice of termination to the other at least six (6) months prior to the expiration of the term of this Agreement or any extension thereof.

6.3 Termination for Breach. If either party materially breaches any of the terms of this Agreement, and fails to cure such a breach within [*****] days after receiving written notification of such breach from the non-breaching party, the non-breaching party may immediately terminate this Agreement and may, in addition to all other remedies available at law and in equity, protect its interests by any means available to it.

6.4 Termination for Bankruptcy. NT may immediately terminate this Agreement if any of the following events occur affecting LICENSEE: (a) voluntary bankruptcy or application for bankruptcy; (b) involuntary bankruptcy or application for bankruptcy not discharged within [*****] days; (c) appointment of receiver for all or a portion of LICENSEE’s assets; or (d) an assignment for the benefit of creditors.

6.5 Obligations On Termination. Immediately following termination or expiration of this Agreement or any Territory License for any reason, LICENSEE shall cease any and all use and distribution of the NAVTECH Data, undistributed Copies, information and services derived therefrom, related documentation, and all other information and materials provided by NT to LICENSEE under the Agreement or Territory License, respectively, and LICENSEE shall return or destroy (and provide certification thereof) all of the foregoing items and materials to NT within [*****] days of such termination or expiration.

[*****]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLES 7-9: DELIVERY, QUALITY AND SUPPORT

7. DELIVERY

Within [*****] days after LICENSEE’s request, but no more often than [*****] per calendar year, NT shall deliver to LICENSEE the then current version of the NAVTECH Data for each Licensed Territory. NT will provide this information in GDF 3.0 format or successor format adopted by NT, or in another format mutually agreed to by NT and LICENSEE; provided, however, that NT shall have no obligation to provide the information in any format other than GDF 3.0 or successor that it adopts. LICENSEE acknowledges that the NAVTECH Data corresponding to certain portions of the Licensed Territory continues to be developed and will only be available to LICENSEE as otherwise provided in this Agreement upon general release after completion. LICENSEE shall pay NT a processing and delivery fee as may be set forth in each Territory License for each copy of the NAVTECH Data for the Licensed Territory delivered hereunder.

8. QUALITY

8.1 Updating & Quality. In all Licensed Territories, NT shall use commercially reasonable efforts to update the NAVTECH Data in a timely manner. NT shall also use commercially reasonable efforts to improve the quality of the NAVTECH Data. A Territory License may include a Verification Procedure for Accuracy and Completeness or equivalent with which the NAVTECH Data or portions thereof shall comply. Compliance therewith shall satisfy all of NT’s obligations hereunder with respect to the NAVTECH Data. To the extent that the NAVTECH Data does not comply with the applicable Verification Procedure for Accuracy and Completeness or equivalent, NT’s sole obligation shall be to use commercially reasonable efforts to effect such compliance, which shall be LICENSEE’s sole remedy therefor.

8.2 Specification Changes. NT reserves the right to modify the content specifications for any NAVTECH Data, including, without limitation, adding, deleting and re-categorizing data elements. NT will provide LICENSEE with at least [*****] months prior notice of any modifications of the specifications of the NAVTECH

[*****]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Data. NT shall reasonably consider any and all reasonable input provided by LICENSEE to NT in writing regarding modifications that would adversely impact LICENSEE’s use of the NAVTECH Data,

8.3 Error Reporting. At such time as LICENSEE has the technical and operational capabilities, LICENSEE agrees that LICENSEE shall use reasonable efforts to promptly provide to NT any and all information and documentation concerning alleged and/or actual errors, problems, complaints, and related matters concerning the NAVTECH Data of which LICENSEE is or becomes aware shall be promptly made fully and freely available to NT, without charge, for NT’s unlimited use in its sole discretion, including, but not limited to, NT’s incorporation of such information and documentation into the NAVTECH Data. LICENSEE shall not retain, acquire or assert any right, title or interest in or to the NAVTECH Data or the Intellectual Property Rights thereto based on the transfer of such information and documentation to NT or NT’s use or incorporation of such information and documentation (or derivatives thereof) in the NAVTECH Data or otherwise.

9. ACCESS TO LICENSEE APPLICATIONS

At NT’s request, LICENSEE shall provide NT without charge and as soon as each is available, a reasonable number of each test and production version of the products and Applications in which LICENSEE intends to use the NAVTECH Data (“Test Products”). Test Products shall include current hardware, software and formats of data for use and operation of such products and Applications. NT will use the Test Products solely for internal purposes of testing and verifying the NAVTECH Data. The number of Test Products shall be the greater of twenty-five (25) or the number reasonably required by NT to test and verify the NAVTECH Data in the Licensed Territory (ies).

ARTICLES 10-11: RIGHTS AND RESTRICTIONS

10. RIGHTS IN NAVTECH DATA

10.1 NT Ownership. NT represents and warrants that it has the right to grant all licenses granted by it hereunder.

10.2 Rights Reserved. LICENSEE acknowledges that NT and its licensors and suppliers own all Intellectual Property Rights in and to the NAVTECH Data. NT and its licensors and suppliers retain all such rights under this Agreement.

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11. RESTRICTIONS ON USE

11.1 [*****]

11.2 Export Control. LICENSEE shall not export from anywhere any part of the NAVTECH Data or any direct product thereof except in compliance with, and with all licenses and approvals required under, applicable export laws, rules and regulations. To the extent that any such export laws, rules or regulations prohibit NT from complying with any of its obligations hereunder to deliver or distribute NAVTECH Data or Copies thereof, such failure shall be excused and shall not constitute a breach of this Agreement.

11.3 Reverse Engineering, LICENSEE agrees not to disassemble, decompile or otherwise reverse engineer the NAVTECH Data.

[*****]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.4 Non-Infringing Use. LICENSEE shall not combine, incorporate, utilize, or distribute Copies of the NAVTECH Data with or in connection with any product or system which, alone or in combination with such Copies, infringes any other person’s or entity’s Intellectual Property Rights or any other rights.

11.5 Third-Party Licensors and Suppliers. LICENSEE shall comply with any and all requirements and restrictions imposed on NT by its present and future data licensors and suppliers and other entities. To the extent not already set forth herein or in a Territory License, NT will notify LICENSEE of such requirements and restrictions. Without limiting the foregoing,

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LICENSEE agrees to the provisions set forth in (i) Addendum 2 attached hereto, which shall apply to any Territory License where the Licensed Territory includes any portion of the provinces of Canada, and (ii) Addendum 3 attached hereto, which shall apply to any Territory License where the Licensed Territory includes any of the European countries as specified therein.

ARTICLE 12: MARKETING AND LEGENDS

12. MARKETING

12.1 Display of Marks, Legends & Notices. LICENSEE shall conspicuously display any and all of NT’s and its suppliers’ proprietary rights legends, copyright notices, trademarks, service marks, trade names and similar information and designations (collectively “NT Marks and Legends”), as specified by NT (including, without limitation, the trademark NAVTECH ON BOARD and other NT Marks and Legends specified in the NT Identity Guidelines or successors or equivalents thereof), on Copies of the NAVTECH Data, on on-screen displays, on splash and start-up screens, in the instructions (printed and electronic), and in all packaging and other written materials which accompany or relate to the Application distributed by or on behalf of LICENSEE hereunder (collectively, “Collateral”). Without limiting the foregoing, in all instances where NAVTECH Data is used and/or where Collateral references NAVTECH Data, LICENSEE shall attribute NT as the creator and source of origin of the NAVTECH Data, and shall not in any way be misleading in that regard or represent or imply that LICENSEE or any third party is the creator or source of origin of the NAVTECH Data.

12.2 License of Marks & Legends. During the term of this Agreement, NT grants LICENSEE a non-exclusive, non-transferable, non-sublicensable right to use the NT Marks & Legends as required under Section 12.1. LICENSEE must conspicuously indicate in any and all materials displaying the NT Marks that NT is the owner thereof and/or that the NT Marks are registered trademarks and/or service marks of NT, as the case may be. Nothing stated herein shall constitute a grant or other transfer to LICENSEE of any right, title or interest in the NT Marks or any other Intellectual Property Rights of NT. Upon termination or expiration of this Agreement for any reason, LICENSEE shall immediately cease all use of NT Marks.

12.3 Use of LICENSEE Marks. NT may display LICENSEE’s trade name, trademark(s), logo(s), and company and product descriptions and similar information and designations (collectively “LICENSEE Marks”), relating to Applications licensed hereunder which use the NAVTECH Data, on web pages, in advertisements, brochures, exhibits and other marketing and promotional material of NT (collectively “NT Collateral”), provided that all such usage is in accordance with LICENSEE’s guidelines for use of the LICENSEE Marks. During the term of this Agreement, LICENSEE grants NT a non-exclusive, non-transferable, non-sublicensable right to use LICENSEE Marks as permitted in the preceding sentence. Nothing stated herein shall constitute a grant or other transfer to NT of any right, title or interest in LICENSEE Marks. Upon termination or expiration of this Agreement for any reason, NT shall immediately cease all use of LICENSEE Marks.

12.4 Demonstrations. At NT’s request, LICENSEE shall without charge allow NT to demonstrate LICENSEE’s commercially launched Application for customer and general corporate demonstrations and at trade shows and other promotional events.

ARTICLES 13-15: DISCLAIMER, LIMITATION AND

INDEMNIFICATION

13. DISCLAIMER

THE NAVTECH DATA IS PROVIDED “AS IS”. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF QUALITY, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NT DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE NAVTECH DATA OR ANY OTHER MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

14. LIMITATION ON LIABILITY

14.1 Limits on Liability.

14.1(a) EXCEPT AS OTHERWISE PROVIDED IN THE NEXT SENTENCE, AND NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE TO THE CONTRARY, NEITHER PARTY

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SHALL BE LIABLE OR OBLIGATED UNDER ANY ARTICLE OF THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOST PROFITS. THE LIMITATIONS IN THIS SECTION SHALL NOT APPLY TO BREACHES OF ARTICLE 16 (Confidentiality) [*****] OR TO ACTIONS OF LICENSEE BEYOND THE SCOPE OF THE LICENSE GRANTED HEREUNDER.

14.1(b) THE TOTAL LIABILITY OF NT WITH RESPECT TO THE NAVTECH DATA OR THE PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO REPLACEMENT OF THE NAVTECH DATA OR, IF IN NT’S OPINION, REPLACEMENT IS IMPRACTICAL, TO REFUND OF THE APPLICABLE LICENSE FEE. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL NT’S LIABILITY WITH RESPECT TO THIS AGREEMENT EXCEED THE LICENSE FEES PAID TO NT FOR THE [*****] PERIOD. LICENSEE UNDERSTANDS THAT NT IS NOT RESPONSIBLE FOR AND WILL HAVE NO LIABILITY FOR HARDWARE, SOFTWARE, OR OTHER ITEMS OR ANY SERVICES PROVIDED BY ANY PERSONS OTHER THAN NT. LICENSEE ACKNOWLEDGES AND AGREES THAT THE LIMITATION OF LIABILITY CONTAINED HEREIN REFLECTS THE ALLOCATION OF RISK REFLECTED HEREUNDER AND AGREED TO BY THE PARTIES AND THAT OTHERWISE THIS AGREEMENT WOULD NOT HAVE BEEN MADE.

14.2 Force Majeure. Neither party shall be liable to the other for a failure to perform any of its obligations under this Agreement, except for payment obligations under this Agreement, during any period in which such performance is delayed due to circumstances beyond its reasonable control, provided such party notifies the other of the delay.

15.	INDEMNIFICATION

15.1 General Indemnification. Except for NT’s agreement to indemnify LICENSEE as expressly provided in Section 15.2, LICENSEE shall indemnify and hold harmless NT and its officers, directors, employees, agents and affiliates from and against any and all liabilities arising out of any cause or event which is attributable to LICENSEE’S or its End Users use or possession of the NAVTECH Data or LICENSEE’s failure to perform or comply with any term of this Agreement, including but not limited to liabilities for personal injury and/or product liability.

15.2 Intellectual Property Indemnification. Subject to LICENSEE’s performance of its obligations under this Agreement, NT shall defend or settle at its sole option and expense any claim or suit against LICENSEE arising out of or in connection with an assertion that the NAVTECH Data infringes any [*****] copyrights or trademarks and NT shall indemnify and hold harmless LICENSEE from damages, costs, and attorneys’ fees, if any, finally awarded in such suit or the amount of the settlement thereof; provided that (i) NT is promptly notified in writing of such claim or suit, (ii) NT shall have the sole control of the defense and/or settlement thereof, and (iii) LICENSEE furnishes to NT, on request, all relevant information available to LICENSEE and reasonable cooperation for such defense, at NT’s expense. The foregoing in this Section 15.2 shall be the sole obligation of NT and the exclusive remedy of LICENSEE with respect to any alleged infringement by the NAVTECH Data of any third party’s Intellectual Property Rights. LICENSEE shall not admit or settle any such claim or suit without the prior written consent of NT. NT shall have no obligation under this Section 15.2 if and to the extent that such claim or suit arises from: (1) compliance by NT with LICENSEE’s specifications, (2) modification of the NAVTECH Data other than by NT, (3) the combination of the NAVTECH Data with products or services other than those supplied by NT, (4) LICENSEE continuing any manufacturing, distribution, or licensing after being notified of any allegedly infringing activity or after being informed of or provided with modifications that would have avoided the alleged infringement, or (5) LICENSEE’s use of the NAVTECH Data that is not strictly in accordance with the license granted under this Agreement. In the event of a claim of infringement, a claim of violation of Intellectual Property Rights or a claim of misappropriation or suit against NT, which claim or suit is based on any conduct described in the preceding sentence, LICENSEE will defend or settle, at its sole option and expense, such claim or suit to the extent based on such conduct, and LICENSEE shall indemnify and hold harmless NT and its officers, directors,

[*****]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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employees, agents and affiliates from damages, costs, and attorneys’ fees, if any, finally awarded in such claim or suit or the amount of the settlement thereof, to the extent based on such conduct; provided that (i) LICENSEE is promptly notified in writing of such claim or suit, (ii) LICENSEE shall have the sole control of the defense and/or settlement thereof, and (iii) NT furnishes to LICENSEE, on request, all relevant information available to NT and reasonable cooperation for such defense, at LICENSEE’S expense.

ARTICLES 16-18: CONFIDENTIALITY, DISPUTES AND

CONSTRUCTION

16. CONFIDENTIALITY

Each party agrees that all code, inventions, algorithms, know-how and ideas and all other business, technical and financial information that it obtains from the other are the confidential property of the disclosing party (“Confidential Information” of the disclosing party). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Confidential Information of the disclosing party and shall similarly bind its employees in writing. Upon termination of this Agreement or upon request of the disclosing party, the receiving party will return to the disclosing party or destroy (and provide certification thereof) all Confidential Information of such disclosing party, all documents and media containing such Confidential Information and any and all copies or extracts thereof. The receiving party shall not be obligated under this ARTICLE with respect to information the receiving party can document: (1) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or (2) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or (3) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or (4) was independently developed by employees or consultants of the receiving party without access to such Confidential Information; or (5) is required to be disclosed by order of court of competent jurisdiction.

17. DISPUTES

17.1 Resolution. Except with respect to Intellectual Property Rights, if a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination hereof, the parties agree to hold a meeting within [*****] days of written request by a party therefor, attended by individuals with decision-making authority, regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within [*****] days after such meeting, the parties have not succeeded in resolving the dispute, either party may protect its interests by any lawful means available to it.

17.2 Limitation on Action for Breach. Except with respect to any breach of LICENSEE’s payment obligations hereunder or any unauthorized use of NT’s Intellectual Property Rights, any and all claims arising from or in connection with any breach of this Agreement must be brought within [*****], or such longer period as required by mandatory applicable law, from the date of such breach.

18. FORM & EFFECT OF AGREEMENT

18.1 Entire Agreement. This Agreement together with its Schedules and other attachments (if any) constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes any and all prior negotiations, promises, commitments, undertakings, and agreements of the parties relating thereto.

18.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

18.3 Modification. This Agreement may be modified or amended only by a written instrument duly executed by the parties hereto.

18.4 Waiver of Breach. No waiver of any kind under this Agreement will be deemed effective unless set forth in writing and signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform will be deemed to be a waiver or authorization of any other breach or failure to perform or of any other right arising under this Agreement.

18.5 Notices. All notices required or permitted under this Agreement shall be delivered by hand, fax or

[*****]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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nationally recognized overnight courier addressed if to NT and if to LICENSEE at the NT Address and the LICENSEE Address, respectively, set forth in ARTICLE 1 of this Agreement, or at such other address as either party shall have furnished to the other in writing. All such notices and other written communications shall be effective (1) if sent by overnight courier, two business days after mailing, and (2) if sent otherwise, upon delivery as evidenced by proof of receipt.

18.6 Survival of Terms. The provisions of ARTICLE 5 (Fees & Payment), Section 6.5 (Obligations on Termination), Section 10.2 (Rights Reserved), ARTICLE 11 (Restrictions on Use), Section 12.1 (Display of Marks, Legends & Notices), Section 14.1 (Limits on Liability), ARTICLE 15 (Indemnification), ARTICLE 16 (Confidentiality), ARTICLE 17 (Disputes), Section 18.6 (Survival of Terms) and Section 18.8 (Governing Law), shall survive the termination of this Agreement for any reason.

18.7 Headings. The headings and subheadings used in this Agreement and in the Schedules hereto are only used for convenience of reference, and are not to be considered in construing this Agreement.

18.8 Governing Law. This Agreement shall be construed and governed by the substantive laws of the State of Illinois without giving effect to the conflict of laws provisions. The United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.

18.9 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions hereof shall be unaffected thereby and remain valid and enforceable as if such provision had not been set forth herein. The parties agree to substitute for such provision a valid provision that most closely approximates the intent and economic effect of such severed provision.

18.10 No Additional Terms. Unless and to the extent expressly agreed to in writing between LICENSEE and NT, no other terms and conditions, whether contained in LICENSEE’s purchase order or otherwise, shall be binding on NT. NT hereby expressly rejects all terms and conditions not contained herein, whether sent to or received by NT prior to or after the date of this Agreement.

18.11 Full Understanding. The parties acknowledge that they fully understand and agree to all of their rights and obligations under this Agreement, and that this Agreement is the result of informed negotiations between sophisticated parties. The parties further acknowledge and agree that they have not relied on any representation, inducement, or anything else in executing this Agreement that is not set forth expressly herein.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date set forth in ARTICLE 1 of this Agreement.

NAVIGATION TECHNOLOGIES CORPORATION		TELEVIGATION, INC.

By:	/s/ Lawrence M. Kaplan	By:	/s/ Salman Dhanani

Name:	LAWRENCE M. KAPLAN	Name:	SALMAN DHANANI

Title:	VICE PRESIDENT AND GENERAL COUNSEL	Title:	DIRECTOR OF MARKETING

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Addendum 1

The following provisions apply to the NAVTECH Data supplied to United States government End Users, or any other entity seeking or applying rights similar to those exercised by the United States government:

For acquisitions conducted by the United States Department of Defense, the NAVTECH Data is licensed with “Limited Rights” in accordance with the rights set forth at DFARS 252.227-7013(b)(3), TECHNICAL DATA-NONCOMMERCIAL ITEMS. NAVTECH Data delivered or otherwise furnished with “Limited Rights” shall be marked with the following “Limited Rights Notice” set forth at DFARS 252.227-7013(f)(3), and shall be treated in accordance with such Notice:

LIMITED RIGHTS
CONTRACT NO.:
CONTRACTOR (MANUFACTURER/SUPPLIER) NAME: NAVIGATION TECHNOLOGIES CORPORATION
Contractor (MANUFACTURER/SUPPLIER) ADDRESS: 222 Merchandise Mart Plaza, Suite 900, Chicago, Illinois 60654
The Government’s rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(3) of the Rights in Technical Data-Noncommercial Items clause contained in the above identified contract. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings. Any person, other than the Government, who has been provided access to such data must promptly notify the above named Contractor.

For United States government civilian agency acquisitions, the NAVTECH Data is licensed in accordance with the rights set forth at FAR 52.227-14(g)(1), RIGHTS IN DATA-GENERAL (Protection of limited rights data and computer software). In the event that the Contracting Officer requires the delivery of limited rights in the NAVTECH Data that have been withheld or would otherwise be withholdable in accordance with FAR 52.227-14(g)(1), the NAVTECH Data is licensed with “Limited Rights” as set forth in the following “Limited Rights Notice” at FAR 52.227-14(g)(2) (Alternate II). This notice shall be affixed to the NAVTECH Data and the NAVTECH Data shall be treated in accordance with such Notice (which shall be marked on any reproduction of these data, in whole or in part):

LIMITED RIGHTS NOTICE (JUN 1987)

These data are submitted with limited rights under Government Contract No.      [and subcontract             , if appropriate]. These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the Contractor, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any, provided that the Government makes such disclosure subject to prohibition against further use and disclosure: There are no additional purposes permitting disclosure of such Data.

The manufacturer/supplier of the Data is Navigation Technologies Corporation 222 Merchandise Mart Plaza, Suite 900, Chicago, Illinois 60654.

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Addendum 2

The following provisions apply to the NAVTECH Data for the Licensed Territory of Canada, which may include or reflect data from third party licensors, including Her Majesty the Queen in Right of Canada (“Third Party Data”):

1. Disclaimer and Limitation: LICENSEE agrees that its use of the Third Party Data is subject to the following provisions:

(A) DISCLAIMER: THE THIRD PARTY DATA IS LICENSED ON AN “AS IS” BASIS. THE LICENSORS OF SUCH DATA, INCLUDING HER MAJESTY THE QUEEN, MAKE NO GUARANTEES, REPRESENTATIONS OR WARRANTIES RESPECTING SUCH DATA, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, EFFECTIVENESS, COMPLETENESS, ACCURACY OR FITNESS FOR A PARTICULAR PURPOSE.

(B) LIMITATION ON LIABILITY: THE THIRD PARTY DATA LICENSORS, INCLUDING HER MAJESTY THE QUEEN, SHALL NOT BE LIABLE: (I) IN RESPECT OF ANY CLAIM, DEMAND OR ACTION, IRRESPECTIVE OF THE NATURE OF THE CAUSE OF THE CLAIM, DEMAND OR ACTION ALLEGING ANY LOSS, INJURY OR DAMAGES, DIRECT OR INDIRECT, WHICH MAY RESULT FROM THE USE OR POSSESSION OF SUCH DATA; OR (ii) IN ANY WAY FOR LOSS OF REVENUES OR CONTRACTS, OR ANY OTHER CONSEQUENTIAL LOSS OF ANY KIND RESULTING FROM ANY DEFECT IN THE DATA.

2. Copyright Notice: In connection with each Copy of all or any portion of the NAVTECH Data for the Territory of Canada, LICENSEE shall affix in a conspicuous manner the following copyright notice on at least one of: (i) the label for the storage media of the Copy; (ii) the packaging for the Copy; or (iii) other materials packaged with the Copy, such as user manuals or end user license agreements: “This data includes information taken with permission from Canadian authorities, including © Her Majesty the Queen in Right of Canada, © Queen’s Printer for Ontario.”

3. End-User Terms: In connection with the provision of any portion of the NAVTECH Data for the Territory of Canada to End-Users as may be authorized under the Agreement, LICENSEE shall provide such End-Users, in a reasonably conspicuous manner, with terms (set forth with other end user terms required to be provided under the Agreement, or as otherwise may be provided, by LICENSEE) which shall include the following provisions on behalf of the Third Party Data licensors, including Her Majesty The Queen:

THE NAVTECH DATA MAY INCLUDE OR REFLECT DATA OF LICENSORS, INCLUDING HER

MAJESTY THE QUEEN IN RIGHT OF CANADA. SUCH DATA IS LICENSED ON AN “AS IS” BASIS. THE LICENSORS, INCLUDING HER MAJESTY THE QUEEN, MAKE NO GUARANTEES, REPRESENTATIONS OR WARRANTIES RESPECTING SUCH DATA, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, EFFECTIVENESS, COMPLETENESS, ACCURACY OR FITNESS FOR A PARTICULAR PURPOSE.

THE LICENSORS, INCLUDING HER MAJESTY THE QUEEN, SHALL NOT BE LIABLE IN RESPECT OF ANY CLAIM, DEMAND OR ACTION, IRRESPECTIVE OF THE NATURE OF THE CAUSE OF THE CLAIM, DEMAND OR ACTION ALLEGING ANY LOSS, INJURY OR DAMAGES, DIRECT OR INDIRECT, WHICH MAY RESULT FROM THE USE OR POSSESSION OF THE DATA OR THE NAVTECH DATA. THE LICENSORS, INCLUDING HER MAJESTY THE QUEEN, SHALL NOT BE LIABLE IN ANY WAY FOR LOSS OF REVENUES OR CONTRACTS, OR ANY OTHER CONSEQUENTIAL LOSS OF ANY KIND RESULTING FROM ANY DEFECT IN THE DATA OR THE NAVTECH DATA.

END USER SHALL INDEMNIFY AND SAVE HARMLESS THE LICENSORS, INCLUDING HER MAJESTY THE QUEEN AND THE MINISTER, AND THEIR OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY CLAIM, DEMAND OR ACTION, IRRESPECTIVE OF THE NATURE OF THE CAUSE OF THE CLAIM, DEMAND OR ACTION, ALLEGING LOSS, COSTS, EXPENSES, DAMAGES OR INJURIES (INCLUDING INJURIES RESULTING IN DEATH) ARISING OUT OF THE USE OR POSSESSION OF THE DATA OR THE NAVTECH DATA.

4. Additional Provisions: This Addendum is in addition to all of the rights and obligations of the parties under the Agreement. To the extent that any of the provisions of this Addendum are inconsistent with, or conflict with, provisions of the Agreement, the provisions of this Addendum shall prevail.

4. Additional Provisions: This Addendum is in addition to all of the rights and obligations of the parties under the Agreement. To the extent that any of the provisions of this Addendum are inconsistent with, or conflict with, provisions of the Agreement, the provisions of this Addendum shall prevail.

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Addendum 3

The following provisions apply to the NAVTECH Data for and to the extent indicated respecting any Licensed Territory including any country of Europe, which may include or reflect data from respective third party licensors:

1.	Paper Maps. LICENSEE shall not have any right or license to use, or license the use of, the NAVTECH Data for any Licensed Territory including any country of Europe to create paper maps of any kind (as used herein “paper map” shall mean any literary work in the form of a map fixed on a paper or paper-like medium).

2.	OS Enforcement. With respect to NAVTECH Data for the Licensed Territory of Great Britain, LICENSEE acknowledges and agrees that the Ordnance Survey (“OS”) may bring a direct action against LICENSEE to enforce compliance with the OS copyright notice (see Section 3 below) and paper map requirements (see Section 2 above) contained in this Agreement.

3.	Traffic Codes. The following provisions apply to any grant of license for use of NAVTECH Data that includes Traffic Codes.

A.	General Restrictions Applicable to Traffic Codes. LICENSEE acknowledges and agrees that in certain countries of the Licensed Territory of Europe, LICENSEE will need to obtain rights directly from third party RDS-TMC code providers to receive and use the Traffic Codes in the NAVTECH Data and to deliver to End-Users information, data, applications, products and/or services in any way derived from or based on such Traffic Codes. For such countries, NT shall deliver the NAVTECH Data incorporating Traffic Codes to LICENSEE only after receiving certification from LICENSEE of its having obtained such rights.

B.	Display of Third Party Rights Legend for Belgium. LICENSEE shall, for each provision of information, data, applications, products and/or services that uses Traffic Codes for Belgium, provide the following notice to the End-User: “Traffic Information is provided by the Ministerie van de Vlaamse Gemeenschap and the Ministèrie de l’Equipement et des Transports.”

4.	Third Party Notices. Any and all Copies and/or packaging relating thereto shall include the respective Third Party Notices set forth below and used as described below corresponding to the Licensed Territory (or portion thereof) included in such Copy:

Territory	Notice

France	The following notice must appear on all Copies, and may also appear on packaging: “source: Géoroute® IGN France & BD Carto® IGN France”

Germany	“Die Grundlagendaten wurden mit Genehmigung der zustandigen Behorden entnommen,”
or

“Die Grundlagendaten wurden mit Genehmigung der zustandigen Behoerden entnommen.”

Great Britain

- Until 12/31/05:	“Based on Ordnance Survey electronic data and used with the permission of the Controller of Her Majesty’s Stationary Office © Crown Copyright, 1995.”

- After 12/31/05:	“Based upon Crown Copyright material.”

Italy	“La Bence Dati Italiana é stata prodotta usando quale rifermento anche cartografia numerica ed al tratto prodatta e fornita della Regione Toscane.”

Norway	“Copyright © 2000; Norwegian Mapping Agency”

Portugal	“Source: lgeoE — Portugal”

Spain	“Información geografica propiedad del CNIG”

Sweden	“Based upon electronic data © National Land Survey Sweden.”

Switzerland	“Topografische Grundlage: © Bundesamt fur Landestopographie.”

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